ESSEF CORPORATION
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED
SEPTEMBER 30, 1998
AND INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Essef Corporation and Subsidiaries
Chardon, Ohio

We have audited the accompanying consolidated balance sheet of Essef Corporation and Subsidiaries (the "Company") as of September 30, 1998, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, the Company discontinued the pool installation segment of its operations when it distributed the common shares of the segment to the Company shareholders on August 10, 1999. The pool installation segment financial position and operating results prior to the distribution are included in the net long-term assets, net current liabilities, and income from discontinued operations in the accompanying restated consolidated financial statements.


Deloitte & Touche LLP
Cleveland, Ohio

November 13, 1998
(August 16, 1999 as to Note 2 and Note 14)

ESSEF CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 1998
(IN THOUSANDS)
-------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                          $  2,213
  Accounts receivable, less allowance for doubtful
    accounts of $2,146                                                 33,999
  Inventories                                                          45,221
  Prepayments and other                                                 1,937
                                                                     --------
          Total current assets                                         83,370

PROPERTY, PLANT AND EQUIPMENT, At cost:
  Land                                                                  1,835
  Buildings                                                            29,377
  Machinery and equipment                                              95,755
                                                                     --------
          Subtotal                                                    126,967
  Less accumulated depreciation                                        56,198
                                                                     --------
          Net property, plant and equipment                            70,769

OTHER ASSETS:
  Goodwill, net                                                        46,569
  Deferred income taxes                                                 2,916
  Other                                                                 9,897
  Net long-term assets of discontinued operations                      36,180
                                                                     --------
          Total other assets                                           95,562
                                                                     --------
TOTAL ASSETS                                                         $249,701
                                                                     --------
                                                                     --------

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Short-term borrowings                                              $  3,853
  Current maturities of long-term debt                                    318
  Accounts payable                                                     15,957
  Accrued compensation                                                 10,216
  Accrued expenses                                                     11,704
  Accrued income taxes                                                  3,685
  Net current liabilities of discontinued operations                    4,292
                                                                     --------
          Total current liabilities                                    50,025

LONG-TERM DEBT                                                        112,144

OTHER LONG-TERM LIABILITIES                                             3,854

SHAREHOLDERS' EQUITY:
  Preferred shares, no par value, authorized 1,000,000 shares,
    none issued                                                             -
  Common shares, no par value, authorized 40,000,000 shares,
    issued 12,321,933 shares in 1998                                   50,570
  Treasury shares at cost, 503,927 shares in 1998                      (7,962)
  Retained earnings                                                    40,888
  Foreign currency translation adjustment                                 182
                                                                     --------
          Total shareholders' equity                                   83,678
                                                                     --------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                           $249,701
                                                                     --------
                                                                     --------

See notes to consolidated financial statements.

ESSEF CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED SEPTEMBER 30, 1998
(IN THOUSANDS)
--------------------------------------------------------------------

NET SALES                                                   $296,441

COST OF SALES                                                216,599
                                                            --------
GROSS PROFIT                                                  79,842

OPERATING EXPENSES:
  Engineering and development                                  6,056
  Selling                                                     24,107
  Administrative                                              23,342
                                                            --------
          Total operating expenses                            53,505
                                                            --------
INCOME FROM OPERATIONS                                        26,337

INTEREST EXPENSE - Net (Note 2)                                6,699

OTHER EXPENSE, NET                                               250
                                                            --------
INCOME FROM CONTINUING OPERATIONS BEFORE PROVISION            19,388
  FOR INCOME TAXES

PROVISION FOR INCOME TAXES                                     6,502
                                                            --------
INCOME FROM CONTINUING OPERATIONS                             12,886

INCOME FROM DISCONTINUED OPERATIONS,
  NET OF APPLICABLE INCOME TAXES OF $2,299                     3,692
                                                            --------
NET INCOME                                                  $ 16,578
                                                            --------
                                                            --------

PER SHARE INFORMATION:
  Income from continuing operations:
    Basic                                                   $   1.10
    Diluted                                                     0.96
  Income from discontinued operations:
    Basic                                                   $   0.31
    Diluted                                                     0.27
  Net income:
    Basic                                                   $   1.41
    Diluted                                                     1.23

See notes to consolidated financial statements.

ESSEF CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
YEAR ENDED SEPTEMBER 30, 1998
(IN THOUSANDS)

---------------------------------------------------------------------------------------------------------------
                                                                        FOREIGN
                                                                        CURRENCY
                                              COMMON      RETAINED     TRANSLATION    TREASURY
                                              SHARES      EARNINGS     ADJUSTMENT      SHARES      TOTAL
BALANCE, SEPTEMBER 30, 1997                   $32,234     $ 41,099        $ 75        $(7,962)    $65,446

NET INCOME                                                  16,578                                 16,578

ISSUANCE OF SHARES FOR ACQUISITIONS
  (97,184 shares)                               1,654                                               1,654

EXERCISE OF STOCK OPTIONS (75,755 shares)         456                                                 456

10 PERCENT STOCK DIVIDEND                      16,789      (16,789)                                     -

EXECUTIVE STOCK OPTION ACCRUAL                   (838)                                               (838)

TAX BENEFITS FROM EXERCISE OF
  STOCK OPTIONS                                   275                                                 275

FOREIGN CURRENCY TRANSLATION
  ADJUSTMENT                                                               107                        107
                                              -------     --------        ----        -------     -------
BALANCE, SEPTEMBER 30, 1998                   $50,570     $ 40,888        $182        $(7,962)    $83,678
                                              -------     --------        ----        -------     -------
                                              -------     --------        ----        -------     -------

See notes to consolidated financial statements.

ESSEF CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED SEPTEMBER 30, 1998
(IN THOUSANDS)

------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                           $ 16,578
  Adjustments to reconcile net income to net cash from operating activities:
    Net income from discontinued operations                                              (3,692)
    Depreciation and amortization                                                        10,116
    Deferred taxes                                                                        2,929
    Other                                                                                  (958)
    Net cash provided by discontinued operations                                          2,174
  Changes in operating assets and liabilities:
    Accounts receivable                                                                   5,873
    Inventories                                                                          (5,228)
    Prepayments and other                                                                   147
    Accounts payable                                                                       (970)
    Accrued expenses                                                                       (933)
    Accrued income taxes                                                                 (5,175)
                                                                                       --------
  Net cash provided by operating activities                                              20,861
                                                                                       --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and equipment                                            (13,316)
  Investing activities of discontinued operations                                        (6,493)
  Business acquisitions by continuing operations                                        (33,200)
  Proceeds from sale of business                                                          4,308
  Other, net                                                                               (869)
                                                                                       --------
  Net cash used in investing activities                                                 (49,570)
                                                                                       --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt                                                           31,274
  Decrease in short-term borrowings                                                      (1,467)
  Proceeds from exercise of stock options                                                   456
                                                                                       --------
  Net cash provided by financing activities                                              30,263
                                                                                       --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                 1,554

CASH AND CASH EQUIVALENTS:
  Beginning of year                                                                         659
                                                                                       --------
  End of year                                                                          $  2,213
                                                                                       --------
                                                                                       --------

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                                        $  8,026
  Income taxes paid, net                                                                  8,299

NONCASH FINANCING AND INVESTING ACTIVITIES -
  Stock issued in acquisitions made by continuing operations                                455
  Stock issued in acquisitions made by discontinued operations                            1,199


See notes to consolidated financial statements.

ESSEF CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED SEPTEMBER 30, 1998
--------------------------------------------------------------------------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS - Essef Corporation and subsidiaries (the "Company") operates in three segments and specializes in products that are used to move, store, treat and enjoy water. The Company's products are used in the residential, commercial, industrial and municipal markets. The Swimming Pool and Spa Equipment Segment is a leading supplier of equipment including filters, pumps, heaters, controls, valves, lights and tile. The Water Treatment and Systems Equipment Segment provides fiberglass-reinforced pressure vessels and subsystems for water and other liquids. The Swimming Pool Sales and Installation Segment is the largest residential in-ground pool sales and installation business in the United States. In August 1999, the Company entered into a merger agreement with Pentair, Inc. ("Pentair") through which the common stock of Essef Corporation was acquired by Pentair, and the common stock of the pool installation segment was distributed to the shareholders of the Company just prior to the merger with Pentair (see Note 2).

     PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company. All significant intercompany items have been eliminated.

     REVENUE RECOGNITION - Revenues from the sale of products are recognized upon shipment. Revenues from contracts related to the installation of swimming pools are recognized on the percentage-of-completion accounting method. Projected losses on individual contracts are provided for in their entirety in the year the estimated loss becomes determinable.

     CASH AND CASH EQUIVALENTS - The Company considers all highly liquid short-term investments with initial maturities of three months or less to be cash equivalents.

     DEPRECIATION AND AMORTIZATION - Depreciation is computed using the straight-line method for financial reporting purposes while accelerated methods are used for tax reporting purposes. Assets, valued at cost, are generally being depreciated over their useful lives as follows: buildings, 30 years; and machinery and equipment, 3 to 15 years.

     FINANCIAL INSTRUMENTS - The Company has financial instruments that consist primarily of cash and cash equivalents, receivables, payables and debt instruments. The Company has determined that the estimated fair value of its financial instruments approximates carrying value.

     GOODWILL - Goodwill arising from business acquisitions is amortized using the straight-line method over forty years. Accumulated amortization at September 30, 1998 was $1,895,000. The Company continually evaluates goodwill based on the present value of estimated future cash flows to assess impairment.

     INCOME TAXES - The provision for income taxes includes federal, foreign, state and local taxes currently payable and those deferred because of temporary differences between the financial statement and tax bases of assets.

     EARNINGS PER SHARE - Basic earnings per share are computed by dividing income by the weighted average number of common shares outstanding during the period. Diluted earnings per share are based on the combined weighted average number of common shares and common share equivalents outstanding, which include the assumed exercise or conversion of options. In computing diluted earnings per share, the Company has utilized the treasury stock method.

     The computation of weighted average common and common equivalent shares used in the calculation of basic and diluted earnings per share is shown below: (Dollars and shares in thousands except per share).

     Numerators:
       Income available from continuing operations            $12,886
       Income from discontinued operations                      3,692
                                                              -------
       Net income                                             $16,578
                                                              -------
                                                              -------

     Denominator:
       Weighted average common shares outstanding              11,721
       Dilutive effect of stock options and awards              1,783
                                                              -------
       Denominator for net income per share, diluted           13,504
                                                              -------
                                                              -------

     Per share information:
       Income from continuing operations:
         Basic                                                $  1.10
                                                              -------
                                                              -------
         Diluted                                              $  0.96
                                                              -------
                                                              -------

       Income from discontinued operations:
         Basic                                                $  0.31
                                                              -------
                                                              -------
         Diluted                                              $  0.27
                                                              -------
                                                              -------

       Net income:
         Basic                                                $  1.41
                                                              -------
                                                              -------
         Diluted                                              $  1.23
                                                              -------
                                                              -------

     FOREIGN CURRENCY TRANSLATION - Assets and liabilities of the Company's foreign subsidiaries are translated at current exchange rates and the results of operations are translated at the average exchange rates during the periods. Asset and liability adjustments resulting from these translations are recorded as a separate component of shareholders' equity and results of operations translation adjustments are recorded in income.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

2.   SUBSEQUENT EVENTS

     On August 10, 1999, Pentair completed its acquisition of the common stock of the Company in accordance with the terms of the Merger Agreement (the "Agreement") between the Company and Pentair. The Agreement provided that each common shareholder of the Company would receive $18.97 in cash and 0.25 shares of Anthony & Sylvan Pools Corporation ("A&S") common stock, the pool installation segment, for each common share held. In connection with the taxable distribution of the A&S common shares, A&S became a stand-alone public entity, and as a result, the consolidated financial statements of the Company and the related notes to consolidated financial statements have been restated to reflect the results of operations and net assets of A&S as a discontinued operations.

     The Agreement also provides that all of the outstanding Company revolving credit facility would be paid off. In conjunction with the split-off of A&S, the intercompany loan between the Company and A&S was contributed to A&S capital. The distribution of the A&S common shares did not result in a book gain or loss to the Company.

     The components of the net assets of the discontinued operations included in the balance sheet are as follows (in thousands):


     Current assets (primarily accounts receivable and inventory)             $ 15,544
     Accounts payable and accrued expenses                                     (19,836)
                                                                              --------
         Net current liabilities                                              $ (4,292)
                                                                              --------
                                                                              --------

     Property, plant and equipment, net                                       $  8,307
     Goodwill, net                                                              27,875
     Other non-current assets                                                    1,676
     Long-term debt                                                               (478)
     Other long-term liabilities                                                (1,200)
                                                                              --------
         Net long-term assets                                                 $ 36,180
                                                                              --------
                                                                              --------


     The condensed statement of operations relating to the discontinued operations are as follows (in thousands):


     Net sales                                                                $139,586
     Cost and expenses                                                         133,595
                                                                              --------
         Income before income taxes                                              5,991
     Provision for income taxes                                                  2,299
                                                                              --------
         Net income                                                           $  3,692
                                                                              --------
                                                                              --------


     The consolidated net sales from continuing operations includes $8,530,000 in intersegment sales between the Swimming Pool and Spa Equipment Segment and A&S. Interest expense of the continuing operations is net of intercompany interest income of $1,529,000 charged to the discontinuing operations costs and expenses for the year ended September 30, 1998.

     On February 4, 1999, the Board of Directors authorized a 10 percent stock dividend to be distributed on or about March 10, 1999 to shareholders of record on February 19, 1999. The consolidated financial statements have not been restated to reflect the number of shares outstanding following the dividend as the dividend was declared subsequent to September 30, 1998.

     In August 1999, the Company's Swimming Pool and Spa Equipment Segment acquired certain assets of Kreepy Krauly, a manufacturer of automatic swimming pool cleaners, for $16,750,000, subject to certain post-closing net asset adjustments.

3.   BUSINESS ACQUISITIONS

     On July 22, 1998, the Company acquired the net operating assets and real estate of Rainbow Lifegard, Inc., Rainbow Molding, Inc., and Kencar, Inc., collectively known as "Rainbow" for $24,577,000, including transaction costs. The acquisition has been accounted for as a purchase, and, thus, the purchase price has been allocated to the assets and liabilities based on their preliminary estimated fair value as of the date of acquisition. Such estimates may be revised at a later date. The results of operations have been included in the Company's results since the date of acquisition. Rainbow designs and manufactures accessory products for pools, spas and aquariums and has been integrated into the Swimming Pool and Spa Equipment Segment.

     The cost in excess of the fair value of the net assets acquired for this acquisition and those discussed below are being amortized on a straight-line basis over forty years.

     The following table is a summary of the Rainbow transaction (in thousands):


     Fair value of identifiable assets acquired             $21,247
     Costs in excess of net assets acquired                   6,281
     Less liabilities assumed                                (2,951)
                                                            -------
     Net cash paid for acquisition                          $24,577
                                                            -------
                                                            -------

     The following unaudited pro forma combined results of operations give effect to the Rainbow acquisition as though it were completed at the beginning of 1998. The pro forma information has been presented for comparative purposes only and does not purport to be indicative of what would have occurred had the acquisition been made at the beginning of 1998 or of results that may occur in the future.

                                                                          INCOME
     (In thousands except per share data)                                  FROM          DILUTED
     (Unaudited)                                                        CONTINUING       EARNINGS
                                                         NET SALES      OPERATIONS       PER SHARE
     1998 Continuing Operations Pro forma for Rainbow     $319,723        $13,794          $1.02

     Also in 1998, within the Swimming Pool and Spa Equipment Segment, the Company acquired two swimming pool tile distribution businesses, Cozad & O'Hara, Inc. and Thompson Ceramic Tile, for a total of $8,504,000 in a combination of cash and Essef Corporation Common Stock. These acquisitions expanded the Company's tile distribution capabilities to the Western United States and Florida.

     Additionally, in 1998, the Company's pool installation segment acquired the net operating assets of Tango Pools, an installer of swimming pools in Las Vegas, Nevada; and Pools by Andrews, Inc., an installer of pools in Florida for a total of $5,601,000 in a combination of cash and Essef Corporation Common Stock. These transactions, which were accounted for as purchases, do not have a significant impact on the Company's pro forma earnings.

4.   INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method for 25 percent of inventories in 1998. The balance of the Company's inventories is valued using the first-in, first-out (FIFO) method. A summary of inventories at September 30, 1998 follows (in thousands):

     FIFO Cost:
       Raw materials                                           $20,592
       Work-in-process                                           1,926
       Finished goods                                           23,827
                                                               -------
                                                                46,345
     Excess of FIFO over LIFO cost                              (1,124)
                                                               -------
     Net inventories                                           $45,221
                                                               -------
                                                               -------

5.   SHORT-TERM BORROWINGS

     The Company's European subsidiaries have working capital lines of credit of approximately $15,000,000. At September 30, 1998, $1,595,000 was
     outstanding under these lines of credit. At September 30, 1998, interest was at rates ranging from 3.95 percent to 8.50 percent. In addition, a note payable on demand of $2,258,000, relating to an acquisition, was outstanding at September 30, 1998. The interest rate on the note is 6 percent.

6.   LONG-TERM DEBT

     Long-term debt consists of the following at September 30, 1998 (in thousands):

     Revolving credit facility                                $110,940
     Other loans                                                 1,522
                                                              --------
                                                               112,462
     Less current maturities                                      (318)
                                                              --------
         Total                                                $112,144
                                                              --------
                                                              --------

     In May 1998, the Company amended its existing unsecured multi-currency revolving loan facility (the "Credit Facility"), increasing it $50,000,000, bringing the total facility to $185,000,000. The Credit Facility matures April 30, 2003 and may be extended in one-year increments with the approval of the bank group. The Credit Facility includes commitment reductions at specified dates and for events throughout the term of the loan; however, the commitment does not reduce below $135,000,000. Interest rates are based on increments over the LIBOR or foreign currency equivalent rate. A 25 basis points facility fee is payable on the total amount of the commitment. As of September 30, 1998, interest rates ranged from 6.00 percent to 6.50 percent. The Company is in compliance with all of its covenants under its credit facilities.

     In May 1997, the Company entered into an interest rate swap agreement for a two-year term with a commercial bank that effectively converted $30,000,000 of its floating rate debt to a fixed rate of 6.33 percent. The effective interest rate on this fixed portion of debt was 7.33 percent at September 30, 1998. The Company does not use derivatives for trading purposes.

     Aggregate maturities of long-term debt are the following: 1999, $318,000; 2000, $154,000; 2001, $150,000; 2002, $150,000; 2003, $111,090,000; and
     $600,000 thereafter.

7.   INCOME TAXES

     The provision for income taxes is calculated based upon the following components of income from continuing operations before taxes (in thousands):

     Domestic                                                $17,623
     Foreign                                                   1,765
                                                             -------
         Total                                               $19,388
                                                             -------
                                                             -------

     The significant components of the provision for income taxes are as follows (in thousands):

     Current:
       Federal                                               $2,980
       Foreign                                                  210
       State                                                    254
                                                             ------
         Total current                                        3,444
                                                             ------

     Deferred:
       Federal                                                2,409
       Foreign                                                  605
       State                                                     44
                                                             ------
         Total deferred                                       3,058
                                                             ------
     Total                                                   $6,502
                                                             ------
                                                             ------

     Significant components of the Company's deferred tax assets and liabilities from continuing operations are as follows at September 30, 1998 (in thousands):

     Deferred tax assets:
       Nondeductible accruals                                $ 5,703
       Other                                                   1,205
     Deferred tax liabilities:
       Book basis of fixed assets in excess of tax basis      (3,728)
       Tax amortization of goodwill in excess of book           (259)
       Other                                                      (5)
                                                             -------
     Net deferred tax asset                                  $ 2,916
                                                             -------
                                                             -------

     The consolidated tax provision for continuing operations differs from the tax provision computed at the statutory United States tax rate of 35 percent for 1998 for the following reasons (in thousands):

     Tax provision at statutory federal rate                 $6,786
     State income taxes                                         194
     Foreign tax differential                                   198
     Other items, net                                          (676)
                                                             ------
         Total                                               $6,502
                                                             ------
                                                             ------

8.   LEASES

     The Company leases certain of its facilities and equipment. Total rental expenses for continuing operations were $4,128,000 in 1998. Minimum annual rental commitments for the next five years under non-cancelable operating leases are the following: 1999, $3,625,000; 2000, $3,010,000; 2001,
     $2,226,000; 2002, $1,446,000; 2003, $1,144,000; and $987,000 thereafter.

9.   RETIREMENT PLANS

     The Company maintains defined contribution plans covering substantially all of its domestic employees. Participants are permitted to make pretax contributions to the plans as a percentage of compensation. The Company matches participant contributions, up to specified limits. In certain plans the Company also contributes a specified percentage of annual compensation of participants. Total Company contributions for continuing operations were approximately $1,772,000 in 1998.

10.  BUSINESS SEGMENT INFORMATION

     The Company operates in two industry segments (excluding discontinued operations): Swimming Pool and Spa Equipment and Water Treatment and Systems Equipment. The Swimming Pool and Spa Equipment Segment supplies pumps, filters, heaters, controls, valves, lights, accessories, and tile for swimming pools and spas. The Water Treatment and Systems Equipment Segment manufactures products for moving, storing and treating water in residential, commercial, industrial, and municipal water supply systems. Geographically, the manufacturing operations of the two previously described segments are located principally in the United States, Europe, and India.

     The following table contains a summary of information of each industry segment (in thousands):

                                                 INCOME
                                                  FROM                                         DEPRECIATION
                                    NET        CONTINUING        TOTAL         CAPITAL             AND
                                   SALES       OPERATIONS       ASSETS       EXPENDITURES      AMORTIZATION
      Swimming pool and          $193,950       $21,850        $128,612        $ 5,897            $ 5,283
        spa equipment
      Water treatment and         103,576         7,966          69,920          7,271              4,771
        systems equipment
      Net long-term assets of
        discontinued operations                                  36,180
      Corporate                      -           (3,479)         14,989            148                 62
      Intersegment                 (1,085)         -               -              -                  -
                                 --------       -------        --------        -------            -------
      Consolidated               $296,441       $26,337        $249,701        $13,316            $10,116
                                 --------       -------        --------        -------            -------
                                 --------       -------        --------        -------            -------

     Export sales from the Company's United States operations were approximately $15,168,000 for the year ended September 30, 1998.

     The following table contains a summary of information by geographic area (in thousands):

                                                INCOME
                                                 FROM                                         DEPRECIATION
                                   NET        CONTINUING        TOTAL         CAPITAL             AND
                                  SALES       OPERATIONS       ASSETS       EXPENDITURES      AMORTIZATION
      United States             $255,011        $23,694       $217,451         $ 9,999           $ 8,991
      Foreign                     41,430          2,683         32,250           3,317             1,125
                                --------        -------       --------         -------           -------
      Consolidated              $296,441        $26,337       $249,701         $13,316           $10,116
                                --------        -------       --------         -------           -------
                                --------        -------       --------         -------           -------

11.  CAPITAL STOCK AND STOCK OPTION PLAN

     On January 29, 1998, the Board of Directors authorized a 10 percent stock dividend to be distributed on March 3, 1998 to shareholders of record on February 12, 1998. The consolidated financial statements have been retroactively restated to reflect the number of shares outstanding following the aforementioned dividend.

     STOCK OPTION PLAN - The Company has a stock option plan for employees granting ten year options for the purchase of up to 1,210,000 common shares of the Company. Options vest over periods ranging from three to five years from the date of grant. The outstanding options expire at various dates through the year 2007. Activity in the stock option plan is as follows:

                                           NUMBER OF       PRICE PER
                                            OPTIONS          SHARE
     Outstanding September 30, 1997         719,692      $1.39 -- $14.16
       Granted                                 -               -
       Expired                              (57,571)     $6.74 -- $ 6.82
       Exercised                            (75,755)     $1.39 -- $ 7.23
                                            -------
     Outstanding September 30, 1998         586,366      $1.39 -- $14.16
                                            -------
                                            -------
     Exercisable September 30, 1998         470,936
                                            -------
                                            -------

     At September 30, 1998, the weighted average exercise price and weighted average remaining contractual life for outstanding options described above were $6.47 per share and 4.3 years, respectively.

     PERFORMANCE BASED STOCK OPTIONS - In addition to the options shown above, in 1990, the Company granted options to the Chief Executive Officer to purchase on a stock split and dividend adjusted basis 2,351,756 common shares at $.83 per share. These options expire ten years from the date of grant and are fully vested. None of these options has been exercised.

     Additionally, in 1995 and 1996, the Company granted certain officers options to purchase 60,500 and 181,500 common shares, respectively, which expire 10 years from the date of grant. The vesting of these options was based on attainment of specified results and periods of service. In 1998, the performance criteria on these options were achieved. Given this achievement, $1,148,000 of the remaining compensation expense related to these options will be amortized in future periods based on the remaining vesting schedule for the options related to these officers. Also, in 1998, the Company cancelled 363,000 options that had previously been granted to another officer of the Company, following the resignation of that officer. The results of operations in 1998 include a net reduction of $838,000 of compensation expense related to the options of this officer.

     The following table summarizes information about the Company's performance based stock options outstanding at September 30, 1998:

                                   WEIGHTED       WEIGHTED
                                    AVERAGE       AVERAGE
     EXERCISE        NUMBER        REMAINING      EXERCISE        NUMBER
      PRICE          GRANTED         LIFE           PRICE       EXERCISABLE
      $0.83         2,351,756         2.0           $0.83        2,351,756
       6.75            60,500         6.4            6.75            -
       7.23           181,500         8.0            7.23            -
                    ---------         ---           -----        ---------
                    2,593,756         2.5           $1.42        2,351,756
                    ---------         ---           -----        ---------
                    ---------         ---           -----        ---------

12.  MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK

     Net sales to one customer in the Pool and Spa Equipment Segment with which the Company has a long-standing relationship amounted to $49,588,000 in 1998. At September 30, 1998, accounts receivable from this customer represents less than 5 percent of total accounts receivable.

     The Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral to support customer receivables. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

13.  BUSINESS DISPOSITION

     On July 8, 1998, the Company completed the sale of substantially all of the assets of its subsidiary, Enpac Corporation, to a corporation controlled by the co-trustee of trusts that beneficially owns approximately 6 percent of the Company's Common Stock for $3,500,000. The results of operations have been included in the Company's results in the Water Treatment and Systems Equipment Segment up to the date of sale and no material gain or loss was recognized on the sale transaction.

14.  LITIGATION

     Twenty-eight lawsuits have been brought against the Company before the United States District Court for the Southern District of New York, including a class action on behalf of passengers, various individual passenger actions, and claims by Celebrity Cruises, Inc. ("Celebrity"), concerning alleged exposure by passengers to Legionnaire's bacteria aboard the cruise ship M/V Horizon, a ship operated by Celebrity. The claims against the Company generally are based on allegations that the Company designed, manufactured, and marketed sand filters that were installed in a spa on the Horizon and allegations that the spa contained bacteria that infected certain passengers on cruises from December 1993 through July 1994. Claims have also been asserted against Celebrity; Fantasia Cruising, Inc. (the ship's owner); the German Company that designed the spa; and several companies that designed, manufactured and marketed other component parts of the spa. Plaintiffs in the individual passenger actions, and Celebrity, have recently amended their claims to include claims for punitive damages. Although the aggregate claims in the class action and other actions against the Company and the other defendants exceed $200 million, management believes the Company has meritorious defenses. While the outcome of this matter cannot be predicted with certainty, based on information presently available, the Company does not believe that this matter will have a material adverse effect on the Company's financial position, results of operations or cash flows. The Company intends to vigorously defend these matters. Subject to reservations of rights served on the Company by involved insurance carriers, and the outcome of the declaratory judgement action brought by Fidelity & Casualty Insurance against the Company and other potentially involved insurance carriers, the Company anticipates that costs incurred in these matters, including defense costs as well as payments made to plaintiffs, if any, will be paid by the involved insurance carriers.

     The Company and other defendants recently entered into an agreement, subject to court approval, to settle the class action portion of the aforementioned litigation. Claims in the class action exceed $100 million, and per the agreement the Company's portion of the settlement will not exceed $535,000. The Company's portion of this settlement will not result in any additional charges to the statement of operations. In November 1998, the court issued an order that preliminarily approved the settlement, subject to final court approval. The Company's portion of this settlement, which is not material, will be paid by one of the Company's insurance carriers. In addition, Celebrity and the Company have reached a settlement with six of the individual claimants. Each settlement was in an amount less than $50,000.

     Additionally, certain other claims, suits and complaints arising in the ordinary course of business have also been filed or are pending against the Company. In the opinion of management, the results of all such matters will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

     The Company also believes that it has insurance coverage available, subject to self-insured retentions, for a substantial portion of the cost of the aforementioned claims, if any.

15.  ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board (the "Board") issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and common stock in the shareholders' equity section of the balance sheet. The Company is required to adopt SFAS No. 130 in fiscal 1999. Such adoption is not expected to have a material effect on the Company.

     In June 1997, the Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 requires that a public business enterprise report financial and descriptive information about its reportable operating segments such as a measure of segment income or loss, certain specific revenue and expense items, and segment assets. The Company is required to adopt SFAS No. 131 in fiscal 1999. Such adoption is not expected to have a material effect on the Company.

     In June 1998, the Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company is required to adopt SFAS No. 133 in fiscal 2001. The Company is currently evaluating the requirements of SFAS No. 133 but, based on its limited use of derivative financial instruments, does not expect it to have a material effect on the Company.

                                  * * * * * *

ESSEF CORPORATION
AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED
JUNE 30, 1999

                       ESSEF CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)



                                                    June 30,      September 30,
                                                      1999            1998
                                                   ----------     ------------
                                                  (unaudited)     (audited as
                                                                   restated)
ASSETS

Current Assets
      Cash and cash equivalents ...............     $   4,480      $   2,213
      Accounts receivable, net ................        62,249         33,999
      Inventories, net ........................        47,573         45,221
      Prepayments and other ...................         3,174          1,937
                                                    ---------      ---------
           Total current assets ...............       117,476         83,370

Property, plant and equipment, net ............        67,464         70,769
Goodwill, net .................................        48,630         46,569
Deferred income taxes .........................         2,799          2,916
Other .........................................         7,113          9,897
Net long-term assets of discontinued operations        35,906         36,180
                                                    ---------      ---------

Total Assets ..................................     $ 279,388      $ 249,701
                                                    ---------      ---------
                                                    ---------      ---------

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
        Short-term borrowings .................     $   5,679      $   3,853
        Current maturities of long-term debt ..           301            318
        Accounts payable.......................        20,340         15,957
        Accrued expenses ......................        25,325         21,920
        Accrued income taxes ..................        10,443          3,685
        Net current liabilities of discontinued
        operations ............................         3,837          4,292
                                                    ---------      ---------
           Total current liabilities ..........        65,925         50,025

Long-term debt ................................       113,289        112,144
Other long-term liabilities ...................         4,868          3,854

Shareholders' Equity
        Preferred shares without par value,
           authorized 1,000,000 shares,
           none issued ........................         -----         ------
        Common shares without par value,
           authorized 40,000,000 shares, issued
           13,698,253 and 13,503,734 shares,
           respectively .......................        52,454         50,570
           Treasury shares at cost, 618,127 and
           503,927 shares, respectively .......        (9,898)        (7,962)
        Retained earnings .....................        53,583         40,888
        Accumulated other comprehensive income           (833)           182
                                                    ---------      ---------
       Total shareholders' equity .............        95,306         83,678
                                                    ---------      ---------
Total liabilities and shareholders' equity ....     $ 279,388      $ 249,701
                                                    ---------      ---------
                                                    ---------      ---------

See notes to condensed consolidated financial statements.

                       ESSEF CORPORATION AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)
                                   (Unaudited)


                                                          Nine Months Ended
                                                                June 30,
                                                         --------------------
                                                            1999       1998
                                                        --------    --------
                                                                   (as restated)
Net sales....................                           $261,384    $220,611

Cost of sales................                            188,862     161,691
                                                        --------    --------

  Gross profit...............                             72,522      58,920

Operating expenses...........                             44,598      38,570
                                                        --------    --------

  Income from operations.....                             27,924      20,350

Interest and other expense - net...                        6,148       5,976
                                                        --------    --------

  Income from continuing operations
before income taxes.                                      21,776      14,374

Provision for income taxes...                              8,355       4,909
                                                        --------    --------

Income from continuing operations                         13,421       9,465

(Loss)income from discontinued operations, net
of applicable income taxes of ($407) and $1,152            (726)       1,792
                                                        --------    --------

  Net income.................                           $ 12,695    $ 11,257
                                                        --------    --------
                                                        --------    --------

Per share information:
 Income from continuing operations:
   Basic                                                   $1.03       $0.73
                                                        --------    --------
                                                        --------    --------
   Diluted                                                 $0.90       $0.64
                                                        --------    --------
                                                        --------    --------

 (Loss)income from discontinued operations:
   Basic                                                  ($0.06)      $0.14
                                                        --------    --------
                                                        --------    --------
   Diluted                                                ($0.05)      $0.12
                                                        --------    --------
                                                        --------    --------

 Net income:
   Basic                                                    $.97        $.87
                                                        --------    --------
                                                        --------    --------
   Diluted                                                  $.85        $.76
                                                        --------    --------
                                                        --------    --------

Average shares outstanding:
  Basic                                                   13,069      12,872
                                                        --------    --------
                                                        --------    --------
  Diluted                                                 15,003      14,807
                                                        --------    --------
                                                        --------    --------


See notes to condensed consolidated financial statements.

                       ESSEF CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)


                                                                  Nine Months Ended
                                                                       June 30,
                                                                ---------------------
                                                                 1999           1998
                                                                ------         ------
                                                                             (as restated)
Cash Flows from Operating Activities
      Net income .........................................     $ 12,695      $ 11,257
      Adjustments to reconcile loss (income) to net
      cash provided by/(used in) operating activities
                Income from discontinued operations ......          726        (1,792)
                Depreciation and amortization ............        9,199         7,352
                Net cash provided by discontinued operations      1,600         2,166
                Other ....................................        1,089         1,363
Changes in operating assets and liabilities
           Accounts receivable............................      (29,834)      (21,586)
           Inventories ...................................       (2,720)       (6,447)
           Prepayments and other assets ..................       (1,291)        1,473
           Accounts payable ..............................        4,971         7,526
           Accrued expenses ..............................        3,568        (2,529)
           Accrued and deferred income taxes .............        7,698          (192)
                                                               --------      --------
                Net cash provided by/(used in)
                 operating activities ....................        7,701        (1,409)
                                                               --------      --------

Cash Flows from Investing Activities
      Additions to property, plant and
           equipment .....................................       (3,648)      (11,279)
      Investing activities of discontinued operations ....       (1,600)       (2,088)
      Business acquisitions ..............................       (3,079)      (10,321)
      Proceeds from sale of property .....................        1,127
      Other, net .........................................         (683)       (3,719)
                                                               --------      --------
                Net cash used in investing activities ....       (7,883)      (27,407)
                                                               --------      --------

Cash Flows from Financing Activities
      Proceeds from long term debt .......................        1,145        27,196
      Increase(decrease) in short-term borrowings ........        1,809           850
      Treasury stock acquired ............................       (1,936)
      Proceeds from exercise of stock options ............        1,431           177

           Net cash provided by financing activities .....        2,449        28,223
                                                               --------      --------

Net increase (decrease) in cash and
           cash equivalents ..............................        2,267          (593)


Cash and Cash Equivalents
  Beginning of period ....................................        2,213           659
                                                               --------      --------
  End of period ..........................................     $  4,480      $     66
                                                               --------      --------
                                                               --------      --------



Supplemental Cash Flow Information
           Interest paid .................................     $  6,747      $  5,965
                                                               --------      --------
                                                               --------      --------
           Income taxes paid .............................     $    165      $  4,971
                                                               --------      --------
                                                               --------      --------

See notes to condensed consolidated financial statements.

                       ESSEF CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) The accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of only normal and recurring adjustments) which, in the opinion of management, are necessary to present fairly the consolidated financial position of Essef Corporation and subsidiaries (the "Company") as of June 30, 1999, and the results of operations for the nine month periods ended June 30, 1999 and 1998, and cash flows for the nine-month periods ended June 30, 1999 and 1998.

     These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's 1998 Annual Report to Shareholders, sections of which are incorporated into the Company's Form 10-K filed for the fiscal year ended September 30, 1998. The results of operations for the nine month period ended June 30, 1999 may not necessarily be indicative of the operating results for the full year.

(2)  SUBSEQUENT EVENT

     On August 10, 1999, Pentair completed its acquisition of the common stock of the Company in accordance with the terms of the Merger Agreement (the "Agreement") between the Company and Pentair. The Agreement provided that each common shareholder of the Company would receive $18.97 in cash and
     0.25 shares of Anthony & Sylvan Pools Corporation ("A&S") common stock, the pool installation segment, for each common share held. In connection with the taxable distribution of the A&S common shares, A&S became a stand-alone public entity, and as a result, the consolidated financial statements of the Company and the related notes to the consolidated financial statements have been restated to reflect the results of operations and net assets of A&S as a discontinued operation.

     The Agreement also provides that all of the outstanding Company revolving credit facility would be paid off. In conjunction with the split-off of A&S, the intercompany loan between the Company and A&S was contributed to A&S capital. The distribution of the A&S common shares did not result in a book gain or loss to the Company.

     The components of the net assets of the discontinued operations included in the balance sheet are as follows (in thousands):


                                                 June 30,    September 30,
                                                   1999          1998
                                                ---------    -----------
                                               (unaudited)   (audited as
                                                               restated)
         Current assets (primarily accounts
         receivable and inventory)              $ 20,766      $ 15,544
         Accounts payable and accrued expenses   (24,603)      (19,836)
                                                --------      --------

             Net current liabilities            $ (3,837)     $ (4,292)
                                                --------      --------
                                                --------      --------

         Property, plant and equipment, net     $  8,953      $  8,307
         Goodwill, net                            27,739        27,875
         Other non-current assets                    559         1,676
         Long-term debt                             (145)         (478)
         Other long-term liabilities              (1,200)       (1,200)
                                                 -------      --------

             Net long-term assets               $ 35,906      $ 36,180
                                                --------      --------
                                                --------      --------

     The condensed statement of operations relating to the discontinued operations are as follows (in thousands):


                                                Nine months ended
                                                     June 30,
                                                -----------------
                                                1999         1998
                                               ------       ------
                                            (unaudited)   (unaudited as
                                                             restated)

         Net sales                            $120,848     $95,079
         Cost and expenses                     121,981      92,135
                                               -------      ------

            (Loss)income before income taxes    (1,133)      2,944
         Provision for income taxes                407      (1,152)
                                               -------      ------


             Net (loss)income                   $ (726)     $1,792
                                               -------      ------
                                               -------      ------

     The consolidated net sales from continuing operations includes $8,827,000 and $8,530,000 for the nine months ended June 30, 1999 and 1998, respectively, in intersegment sales between the Swimming Pool and Spa Equipment Segment and A&S. Interest expense of the continuing operations is net of intercompany interest income of $948,000 and of $1,529,000 for the nine months ended June 30, 1999 and 1998 respectively, charged to the discontinuing operations costs and expenses.

     In August 1999, the Company's Swimming Pool and Spa Equipment Segment acquired certain assets of Kreepy Krauly, a manufacturer of automatic swimming pool cleaners, for $16,750,000, subject to certain post-closing net asset adjustments.


(3)  RECLASSIFICATIONS

     Certain reclassifications have been made to prior year amounts in order to be consistent with the presentation for the current year.

(4)  EARNINGS PER SHARE

     Earnings per share is computed in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share is based on the combined weighted average number of shares outstanding which include the assumed exercise or conversion of options. In computing diluted earnings per share, the Company has utilized the treasury stock method.

     The computation of weighted average common and common equivalent shares used in the calculation of basic and diluted earnings per share is as follows:


                                                      Nine Months Ended
                                                            June 30,
                                                       ----------------
                                                       1999        1998
                                                    ---------    ---------
                                                  (unaudited)   (unaudited as
                                                                  restated)

           Numerator
            Income from continuing operations          13,421       9,465
            (Loss)income from discontinued
              operations                                 (726)      1,792
                                                    ---------    --------
           Net income                                $ 12,695    $ 11,257
                                                    ---------    --------
                                                    ---------    --------

           Denominator
            Weighted average common
             shares outstanding                        13,069      12,872

            Dilutive effect of
             stock options                              1,934       1,935
                                                    ---------    --------

           Denominator for net
            income per diluted share                   15,003      14,807
                                                    ---------    --------
                                                    ---------    --------

           Per share information:
            Income from continuing operations:
                  Basic                                 $1.03       $0.73
                                                    ---------    --------
                                                    ---------    --------
                  Diluted                               $0.90       $0.64
                                                    ---------    --------
                                                    ---------    --------

            (Loss)income from discontinued
             operations:
                  Basic                                ($0.06)      $0.14
                                                    ---------    --------
                                                    ---------    --------
                  Diluted                              ($0.05)      $0.12
                                                    ---------    --------
                                                    ---------    --------

            Net income:
                  Basic                                 $0.97       $0.87
                                                    ---------    --------
                                                    ---------    --------
                  Diluted                               $0.85       $0.76
                                                    ---------    --------
                                                    ---------    --------

(5)  INVENTORIES

     Inventories are valued as follows:
     (Dollars in thousands)

                                              June 30,  September 30,
                                                 1999           1998
                                              ---------     ---------
                                             (unaudited)  (audited as
                                                            restated)
        FIFO COST
         Raw materials......................    $23,439     $20,592
         Work-in-process....................      1,849       1,926
         Finished goods.....................     23,533      23,827
                                                -------     -------
                                                 48,821      46,345
           Excess of FIFO over LIFO cost....     (1,248)     (1,124)
                                                -------     -------
              Net Inventories...............    $47,573     $45,221
                                                -------     -------
                                                -------     -------



(6)  SHORT-TERM BORROWINGS

     The Company's European subsidiaries have working capital lines of credit of approximately $12,000,000. At June 30, 1999 and September 30, 1998, $3,268,000 and $1,595,000, respectively was outstanding. At June 30, 1999, interest was at rates ranging from 3.95% to 9.0%. In addition, a note payable of $2,411,000 and $2,258,000 relating to an acquisition was outstanding at June 30, 1999 and September 30, 1998, respectively. At June 30 1999, the interest rate on the note was 6%.


(7)  LONG-TERM DEBT

     The Company through its bank group has an unsecured $185,000,000 multi-currency revolving loan facility ("Credit Facility"). The Credit Facility matures April 30, 2003 and may be extended in one year increments with the approval of the bank group. The Credit Facility includes commitment reductions at specified dates and for events throughout the term of the loan; however, the commitment does not reduce below $135,000,000. Interest rates are based on increments over the LIBOR or foreign currency equivalent rate. A 17.5 basis point facility fee is payable on the total amount of the commitment. As of June 30, 1999, interest rates ranged from 5.425% to 6.2%. The Company is in compliance with all of its covenants under its credit facilities.

     In October 1998, the Company entered into an interest rate swap arrangement with one of the members of its bank group. The swap arrangement is for a $50,000,000 notional amount for a two-year term with a bank option for a third year and fixes the Company's interest rate at 4.45% plus the applicable bank margin based on the Company's leverage ratio. The effective interest rate on this portion of debt was 5.195% at June 30, 1999. The Company does not use derivatives for trading purposes.

     Long-term debt consists of the following:
     (In thousands)


                                              June 30,             September 30,
                                               1999                    1998
                                            -----------            ------------
                                            (unaudited)            (audited as
                                                                     restated)
        Revolving credit facilities          $ 112,031              $ 110,940
        Other                                    1,559                  1,522
                                             ---------              ---------
                                               113,590                112,462
        Less current maturities                   (301)                  (318)
                                             ---------              ---------
        Long-term debt                       $ 113,289              $ 112,144
                                             ---------              ---------
                                             ---------              ---------


(8)  COMMON STOCK

     Under a stock repurchase program authorized by the Company's Board of Directors, the Company purchased 114,200 shares of treasury stock in the nine month period ended June 30, 1999, for $1,936,000.


(9)  COMPREHENSIVE INCOME

     Effective October 1, 1998, the Company adopted Statement of Financial Accounting Standard's No. 130 ("SFAS 130") "Reporting Comprehensive Income". SFAS 130 establishes new standards for reporting comprehensive income and its components. Comprehensive income is a measurement of all changes in shareholders' equity that result from transactions and other economic events other than transactions with shareholders.

     Consolidated statements of comprehensive income are as follows:


                                    Nine Months Ended
                                         June 30,
                                    -----------------
                                     1999        1998
                                    ------      ------
                                (unaudited)  (unaudited
                                             as restated)
     Net Income                  $ 12,695     $ 11,257

     Other Comprehensive
         (loss)/Income:
      Foreign Currency
       translation adjustment      (1,015)          (83)
                                 --------      --------

       Comprehensive Income      $ 11,680      $ 11,174
                                 --------      --------
                                 --------      --------

(10) STOCK DIVIDEND

     On February 4, 1999, the Board of Directors authorized a 10% dividend which was distributed on March 10, 1999 to shareholders of record on February 19, 1999. The consolidated financial statements have been retroactively restated to reflect the number of shares outstanding following the dividend.

(11) LITIGATION

     There has been no material change to the status of the litigation referred to in the Company's 1998 Annual Report to Shareholders, sections of which are incorporated in the Company's Form 10-K filed for the fiscal year ended September 30, 1998.